                                                                    Exhibit 11
                                                                    Page 1 of 2

THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                     Quarter ended September 30,
                                                     ----------------------------
Primary:                                                 1995            1994
                                                     ------------    ------------
Net income (loss)                                    $    (89,737)   $     45,428
Less:  Preferred stock dividends                             (281)           (281)
       Subsidiary dilutive securities                                         (17)
                                                     ------------    ------------
                                                     $    (90,018)   $     45,130
                                                     ============    ============
Average common shares outstanding
  before common equivalents                                87,030          85,275
Common equivalent stock options                             1,730           1,613
                                                     ------------    ------------
                                                           88,760          86,888
                                                     ============    ============

Net income (loss) per share (dollars)                $      (1.02)   $       0.52
                                                     ============    ============

                                      Quarter ended September 30,
                        -------------------------------------------------------
                                   1995                         1994
                        --------------------------   ----------------------------
                           Common        Income         Common
Fully Diluted:             Shares        (Loss)         Shares          Income
                       ------------   ------------   ------------    ------------
Average common and
  equivalent shares
  and net income
  (loss) per above           88,760   $    (90,018)        86,888    $     45,130
Common equivalent
  stock options                 129
                       ------------   ------------   ------------    ------------
                             88,889   $    (90,018)        86,888    $     45,130
                       ============   ============   ============    ============
Net income (loss)
  per share (dollars)                 $      (1.02)                  $       0.52
                                      ============                   ============

                                                                    Exhibit 11
                                                                    Page 2 of 2

THE DIAL CORP
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(000 omitted)
                                                          Nine months ended
                                                             September 30,
                                                     ----------------------------
Primary:                                                 1995            1994
                                                     ------------    ------------
Net income (loss)                                    $    (20,764)   $    106,031
Less:  Preferred stock dividends                             (843)           (842)
       Subsidiary dilutive securities                                         (17)
                                                     ------------    ------------
                                                     $    (21,607)   $    105,172
                                                     ============    ============
Average common shares outstanding
  before common equivalents                                86,567          84,833
Common equivalent stock options                             1,827           1,655
                                                     ------------    ------------
                                                           88,394          86,488
                                                     ============    ============

Net income (loss) per share (dollars)                $      (0.24)   $       1.22
                                                     ============    ============

                                      Nine months ended September 30,
                        -------------------------------------------------------
                                   1995                         1994
                        --------------------------   ----------------------------
                           Common        Income         Common
Fully Diluted:             Shares        (Loss)         Shares          Income
                       ------------   ------------   ------------    ------------
Average common and
  equivalent shares
  and net income
  (loss) per above           88,394   $    (21,607)        86,488    $    105,172
Common equivalent
  stock options                  99
                       ------------   ------------   ------------    ------------
                             88,493   $    (21,607)        86,488    $    105,172
                       ============   ============   ============    ============
Net income (loss)
  per share (dollars)                 $      (0.24)                  $       1.22
                                      ============                   ============